Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the LecTec Corporation 2010 Stock Incentive Plan of our report dated March 30, 2011 with respect to the financial statements of LecTec Corporation included in the LecTec Corporation Annual Report on Form 10–K and the Proxy Statement/Prospectus included as part of LecTec Corporation’s Amendment No. 2 to Registration Statement on Form S-4 (Registration No. 333-175379) filed with the Securities and Exchange Commission on August 29, 2011.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

November 14, 2011